EXHIBIT 10.14
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                                  MASTER LEASE

     MASTER LEASE, dated as of March 1, 1999, between OLIVER-ALLEN CORPORATION, a California Corporation ("Lessor"), 801 Larkspur Landing, Larkspur, California 94939, and SIGNATURE EYEWEAR, INC., a California Corporation ("Lessee"), having its principal office at 498 North Oak Street, Inglewood, CA 90302. The parties agree as follows:

1. PROPERTY LEASED. Lessee hereby leases from Lessor the personal property (the "Equipment") listed on each Equipment Schedule executed from time to time pursuant to this Master Lease. Each Equipment Schedule shall incorporate all of the terms and conditions of this Master Lease, contain such additional terms and conditions as Lessor and Lessee shall agree, and constitute a separate lease obligation of Lessee (the "Lease").

2. TERM. This Master Lease shall be effective when signed by both parties. Each Individual Lease shall be effective when the related Equipment Schedule has been signed by both parties. The initial period (the "Initial Term") of each Lease shall commence on the Commencement Date set forth in the Certificate of Delivery and Acceptance for that Equipment Schedule, and shall continue for the period set forth in the Equipment Schedule. Each Lease shall remain in force until the expiration of the Initial Term and continue for six month periods thereafter until terminated by either party upon four months prior notice.

     Upon the expiration of the Initial Term (or any extension), Lessee shall have the option (the "Renewal Option"), to extend the term of the Lease for 12 months or more as determined by mutual agreement of Lessor and Lessee (the "Renewal Term"); provided that Lessee may not elect the Renewal Option unless:
() no Event of Default shall have occurred and be continuing, and (ii) Lessee shall have notified Lessor of Lessee's intent to exercise the Renewal Option at least four months prior to the expiration of the Initial Term. During the Renewal Term, Lessee agrees to pay Rent to Lessor in an amount equal to the rental value of the related Equipment as determined by Lessor and Lessee prior to the commencement of the Renewal Term. All other terms of the Lease shall remain in full force and effect during the Renewal Term.

3. RENT AND PAYMENT. As rental for the Equipment described on any Equipment Schedule, during each period of the Initial Term of the applicable Lease, Lessee shall pay to Lessor the Rent on such Equipment Schedule, which shall be due and payable in advance on the first day of each such period (a "Rent Payment Date") without further notice or demand. Lessee's obligation to pay Rent to Lessor shall begin on the Installation Date (defined in Section 4). If the Installation Date of any Lease shall be other than the FIRST day of a period, Lessee shall make an initial payment of Rent on the payment date set forth in the invoice delivered by Lessor on the installation Date in an amount equal to the daily rate of the Rent on the related Equipment Schedule for each day from and including the Installation Date through and including the last day of the period prior to the Commencement Date. Rent shall be paid at the address of Lessor as set forth above or at such place the Lessor shall designate. Lessor intends to invoice Lessee at least fifteen days prior to each Rent Payment Date, but Lessors failure to provide an invoice or any other notice to Lessee relating to any Rent Payment Date shall not in any way relieve or defer Lessee's obligation to pay Rent on the Rent Payment Date.

     Each Lease constitutes a net lease, it being the intention of the parties that all costs, expenses and liabilities associated with the Equipment or its Lease shall be bome by the Lessee. Lessee's obligation to pay Rent and any other amounts payable by Lessee under any Lease shall be absolute and unconditional, and shall not be subject to any abatements, reductions, defenses, counterclaims, deferments or any recoupment or set-off against Lessor, any Assignee of Lessor or any Secured Party (as defined in Section 6) for any reason whatsoever. Lessee waives, to the maximum extent permitted by applicable law, any rights and remedies Lessee may have against Lessor under applicable provisions o` the Uniform Commercial Code ("UCC"), and any rights now or hereafter conferred by statute or otherwise that might otherwise limit or modify any of Lessors rights or remedies under Section 13. Whenever any payment (of Rent or otherwise) is not made within three days after the date when such payment is due hereunder, Lessee shall pay as a late charge one and one-half percent (1-1/2%) of the amount overdue for each month or portion thereof that such amount remains unpaid after the due date.

4. SELECTION, INSTALLATION AND ACCEPTANCE. Lessee acknowledges, represents and warrants that it has selected or will select the Equipment and any software used on the Equipment based on its own judgment and expressly disclaims any reliance upon statements made by Lessor. The "Installation Date" for any item of Equipment shall be the date on which the Equipment is delivered to and accepted by Lessee.

     On delivery of each item of Equipment, Lessee shall inspect such Equipment and if such Equipment is found to conform to specifications in all material respects Lessee shall accept such Equipment and execute and deliver to Lessor a Certificate of Delivery and Acceptance, which shall irrevocably establish that such Equipment has been accepted by Lessee for all purposes of the Lease. If any Equipment is not properly installed, does not operate as represented or warranted by the supplier or manufacturer, or is unsatisfactory for any reason, Lessee shall () notify Lessor within 10 days after installation of the nature and extent of such defect or problem, if Lessee has not signed a Certificate of Delivery and Acceptance as a result thereof, and (ii) make any claim on account thereof solely against the supplier or manufacturer. Lessor shall not have any obligation to pay the supplier of such Equipment until a duly executed Certificate of Delivery and Acceptance relating to such Equipment is received by Lessor. If Lessee does not furnish Lessor with a Certificate of Delivery and Acceptance within ten business days after delivery, Lessee shall, on Lessors request, assume Lessors rights and obligations as purchaser reimburse Lessor in full; indemnify and defend Lessor against all claims, liabilities, damages and expenses in connection with the Equipment; and have all rights to pursue remedies that may be available against the carrier, supplier or manufacturer thereof.

5. WARRANTIES AND DISCLAIMERS. Lessor warrants that, (i) as of the Installation Date, Lessor shall have title to the Equipment or the right to lease the Equipment to Lessee, and (ii) so long as Lessee shall not be in material default of any of the provisions of any Lease, neither Lessor nor any Assignee or Secured Party will disturb Lessee's quiet enjoyment of the possession and use of the related Equipment for its intended purpose. Lessor hereby assigns to Lessee, to the extent assignable, the benefit of any applicable manufacturers warranties; provided, however, that Lessee's sole remedy for the breach of any such warranty shall be against the manufacturer of the Equipment and not against Lessor.

     LESSEE ACKNOWLEDGES THAT LESSOR IS NEITHER THE MANUFACTURER OR SELLER OF THE EQUIPMENT NOR AN AGENT OF ANY SUCH PERSON. EXCEPT FOR THE EXPRESS WARRANTIES IN THIS SECTION 5, LESSOR DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE EQUIPMENT OR ANY SOFTWARE USED ON THE EQUIPMENT INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. LESSEE LEASES THE EQUIPMENT, AND TAKES IT "AS IS, WHERE IS WITH ALL FAULTS." LESSOR SHALL NOT BE LIABLE TO LESSEE, NOR SHALL THERE BE ANY ABATEMENT OR OTHER REDUCTION OR SET OFF IN RENT, FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE (INCLUDING NEGLIGENCE OR STRICT LIABILITY) CAUSED, DIRECTLY OR INDIRECTLY, BY THE EQUIPMENT OR ANY SOFTWARE, OR BY THE USE, MAINTENANCE, INTERRUPTION/LOSS OF SERVICE, OR ANY DELAY OR FAILURE TO PROVIDE ANY PART THEREOF, OR BY ANY REPAIRS, SERVICES, OR ADJUSTMENTS THERETO, OR FOR ANY LOSS OF BUSINESS OR OTHER DAMAGES WHATSOEVER. LESSEE AGREES THAT THE DISCLAIMERS OF WARRANTIES IN THIS LEASE ARE FUNDAMENTAL TO THIS TRANSACTION AND ARE EXPRESSLY BARGAINED FOR, AND LESSOR WOULD NOT HAVE ENTERED INTO THIS MASTER LEASE WITHOUT SUCH DISCLAIMERS. LESSOR SHALL NOT BE LIABLE OR RESPONSIBLE FOR ANY LOST PROFITS OF LESSEE OR ANY DIRECT, INDIRECT, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGE TO, OR ANY LOSS OR EXPENSE OF LESSEE RESULTING FROM, RELATING TO OR IN ANY WAY BASED ON THE LEASE, THE EQUIPMENT, ANY SOFTWARE OR THE USE THEREOF.

6. TITLE AND ASSIGNMENT. The Equipment shall at all times remain the property of Lessor. Lessee shall have no right, title or interest in the Equipment, except for the express lease rights granted to Lessee in a Lease. Lessee shall hold such Equipment subject and subordinate to the rights of Lessor, and the rights of any Assignee and any Secured Party (as defined in this Section 6). Lessee shall, at its sole expense, (I) defend Lessors title and the interest of any Assignee or Secured Party against all persons claiming against or through. Lessee, () at all times keep the Equipment free and clear from any claim. suit,
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liens or encumbrances whatsoever (except any placed thereon directly or indirectly by Lessor or any Assignee) (ii) give Lessor immediate notice of any such claim, suit, lien or encumbrance (hereinafter such claims, suits, liens or encumbrances, subject to stated exceptions shall collectively be the "Lessee Claims"), and (iv) indemnify and hold Lessor, any Assignee and any Secured Party harmless from any loss, costs or expenses caused by such Lessee Claims.. Lessee agrees to execute and deliver any such UCC financing statements or other similar instruments reasonably requested by Lessor for such purpose. Without the prior consent of Lessor, which shall mot be unreasonably withheld, Lessee may mot assign or sublease the Equipment to any party, or relocate the Equipment. However, Lessee may assign (whether by merger, sale or other transfer) this Master Lease and all related Equipment Schedules to any Related Company without the prior consent of Lessor, so long as Lessee gives Lessor prior notice of such transfer and the assignee agrees in writing to be bound by the terms of this Master Lease and the related Equipment Schedules. A "Related Company" shall be any parent corporation or subsidiary or other corporation or entity in which Lessee owns more than fifty percent of the capital stock or other equity interests, or which owns more than fifty percent of Lessee's capital stock.

     The terms of each Lease have been fixed by Lessor in anticipation of Lessor's ability to assign its interest or grant a security interest under each Lease, each Equipment Schedule and the Equipment listed therein in whole or in part to a security assignee (the "Secured Party") for the purpose OF securing a loam to the Lessor. The Lessor may also assign its rights as owner and Lessor OF the Equipment described in any Equipment Schedule, or assign its rights under any Lease, to any assignee of Lessor (the "Assignee'), who shall succeed to Lessors title to such Equipment and/or Lease. Lessee hereby: (a) consents to each such assignment and transfer, and agrees that no further consent of Lessee is required for any such assignment or transfer, (b) agrees to execute and deliver am acknowledgement of each such assignment or transfer as shall be requested by Lessor, and (c) agrees that any Secured Party shall have any and all rights and powers OF Lessor under any Lease, but no Secured Party shall be obligated to perform any of Lessor's obligations hereunder other than Lessors obligation mot to disturb Lessee's quiet enjoyment of the Equipment during the term hereof so long as Lessee is mot in material default OF any of the provisions hereof.

7. TAXES AND FEES. Lessee agrees to pay when due or reimburse and indemnify and hold the Lessor harmless from and against all taxes, fees or other charges of any nature whatsoever mow or hereafter imposed or assessed during the term of each Lease against Lessor, Lessee or the Equipment by any Federal, state, county or local governmental authority with respect to the Equipment or upon the ordering, purchase, sale, delivery, leasing, possession, use, operation, return or other disposition thereof or upon the rents, receipts or earnings arising therefrom or with respect to any Lease (other than taxes based on or measured by the met income of Lessor). Lessor shall be responsible for the preparation and filing of all personal property tax returns in respect of the Equipment and Lessee shall timely reimburse Lessor for all tax amounts (other than taxes based on or measured by the met income of Lessor).. Lessee shall have the right, at Lessee's expense, to contest the imposition of any tax, fee or government charge for which it is responsible under this Section 7, provided (a) such right is exercised in good faith, (b) such contest does not adversely affect Lessor's interest in the Equipment, and (c) Lessee shall pay all taxes invoiced by Lessor when due. Lessee shall, upon the reasonable request of Lessor, furnish to Lessor written evidence of Lessee's payment of all such taxes, fees and other charges.

8. MAINTENANCE, ADDITIONS AND UPGRADES. Lessee shall, at its sole expense (I) at all times, maintain the Equipment in good operating order, repair, condition and appearance and protect the Equipment from deterioration, other than normal wear and tear, and furnish all required labor, parts, replacements and repairs; (ii) enter into and maintain in force, for the term of each Lease (after the expiration of any applicable manufacturers warranty), a maintenance contract with the manufacturer of the Equipment or with a service organization satisfactory to Lessor, (iii) provide Lessor with a copy of such contract and all supplements thereto upon Lessors reasonable request; and (iv) take all actions necessary to cause the Equipment to remain eligible for the maintenance program of the Equipment manufacturer, including the purchase of all replacements, upgrades and enhancements relating to the Equipment and the Software used on the Equipment, that are required by the manufacturer for such eligibility. Subject to Lessors prior approval, Lessee may elect to maintain certain types of Equipment with its own personnel if such employees have adequate skills and experience for such maintenance services, and if the Equipment is capable of being maintained in such manner without violating the manufacturers requirements. Lessee shall notify Lessor with respect to each item of Equipment for which Lessee intends to provide self-maintenance, and provide Lessor with reasonable evidence of Lessee's ability to provide such maintenance. Upon the request of Lessor, Lessee shall at reasonable times during business hours make the Equipment and Lessee's log and maintenance records pertaining to the Equipment available to Lessor for inspection.

     Lessee shall be entitled to acquire and install, at Lessee's expense, Additions to the Equipment if such Additions: (I) do mot interfere with or impair the operation of the Equipment, (ii) are readily removable without damage to the Equipment, (iii) are removed by Lessee before the Equipment is returned to Lessor, and (iv) do mot interfere with Lessee's ability to keep the Equipment eligible for manufacturers maintenance as required by this Section 8. Subject to compliance with the foregoing requirements, such Additions (but not Upgrades or other attachments) shall remain the property of Lessee on termination of the Lease. Except as authorized in this Section 8, Lessee will not, without the prior written consent of Lessor, make any alterations or install any attachments or Upgrades to the Equipment. Amy permitted alterations, attachments or Upgrades, and all items and materials related thereto, shall automatically become the property of Lessor. "Additions" shall be defined as mew items of equipment acquired by Lessee that are connected to or work with the Equipment but which have a unique identification or serial number and do mot require the removal or replacement of any items of Equipment or any Component in order for the Addition to function with the Equipment. "Upgrades" shall be defined as technical improvements to the Equipment whose installation requires replacement of Components or other parts or requires the rewiring or other physical or permanent alteration of the item of Equipment on which the Upgrade is installed. "Components" shall be defined as those parts and other separately identiflable devices that are contained in an item of Equipment and that are useful or necessary in the function of the item of Equipment.

     Lessee may obtain Upgrades for the Equipment if installation of such Upgrades will mot interfere with Lessors title to the Equipment. Any parts of the Equipment replaced by Lessee in connection with the installation of the Upgrades may be returned by Lessee to the manufacturer, provided that the Equipment, when returned to Lessor in compliance with Section 10, shall include all such Upgrades or shall have been returned to its original condition in a manner acceptable to Lessor. All Upgrades must be leased from Lessor, subject to approval of credit, by execution and delivery of am Equipment Schedule or an amendment thereto (the "Upgrade Schedule"), unless Lessee purchases such Upgrade for cash and free of all liens and encumbrances. The Rent for the Upgrade Term of the Upgrade Schedule shall be am amount sufficient to provide Lessor with am annual return on the cost of the Upgrades equal to the prevailing market rate of interest for transactions of similar mature, term and size. "Upgrade Term" shall be the period that ends on the expiration date of the Lease covering the Equipment that is the subject of the Upgrade. At its option and expense, Lessee may obtain and install replacement Components for items of Equipment provided that all such replacement Components that are installed by Lessee must be supplied by the same manufacturer of the Component being replaced and shall bear the same manufacturers identification number. Subject to compliance with the foregoing conditions, the replaced Component may be disposed of at Lessee's discretion.

9. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee hereby represents, warrants and covenants that, with respect to this Master Lease and each Lease and related Equipment Schedule executed hereunder (I) The execution, delivery and performance by Lessee of this Master Lease and of each Lease and Equipment Schedule have been or as of the date of execution will have been, duly authorized by all necessary corporate or other required action of Lessee; (ii) the individual executing such documents on Lessee's behalf was duty authorized to do so; (iii) the Master Lease and each Lease constitute legal, valid and binding agreements of Lessee enforceable in accordance with their respective terms, subject to applicable insolvency, bankruptcy, moratorium, reorganization or other similar laws affecting creditors' rights generally and limitations upon the availablity of equitable remedies; (iv) the Equipment is personal property and when placed in use by Lessee will mot be or become fixtures under applicable law; (v) any financial statements furnished by Lessee to Lessor are, or as of the date of delivery will be, accurate and complete in all material respects and accurately reflect Lessee's financial condition on the dates and for the periods covered thereby. Unless Lessee has advised Lessor to the contrary, each such financial statement will be prepared in accordance with generally accepted accounting principles applied on a consistent basis; (vi) within 120 days after the end of each fiscal year of Lessee, Lessee shall furnish to Lessor a balance sheet, statement of income, statement of cash flows along with all motes to the financial statements for such fiscal year, and a report from Lessee's independent certified public accountants, if any. Upon request by Lessor, Lessee shall within 60 days after the end of each of the first three fiscal quarters of each fiscal year, furnish to Lessor similar financial statements for such quarter and the related year to date period; and (vii) Lessee is mot and, during the-Initial Term and any extension or-renewal thereof, will not be, in breach or default of any material term of-any loam agreement or
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other agreement concerning Lessee's primary line of credit or similar loan facility with any bank or other financial institution. Each of the foregoing representations, warranties and covenants shall be deemed reaffirmed as of the date of execut?on of each Equipment Schedule.

10. RETURN OF EQUIPMENT. Upon termination of any Lease for any reason, Lessee shall return the Equipment listed on the Equipment Schedule for such Lease to Lessor at the location designated by Lessor. Lessee shall prepare the Equipment for shipping according to the manufacturers instructions using approved packing materials and shall bear all risk of damage or loss until the Equipment is returned to Lessor at the designated location. All costs and expenses of every kind associated with the packing, shipping, delivery and inspection of the returned Equipment shall be paid by Lessee, including any costs of Lessor for de-installation of alterations, attachments or Additions to the Equipment as required by Lessor.

     Unless the Equipment is returned to Lessor on time and in Eligible Condition (defined below), the Lease shall continue and Lessee shall continue to be obligated to pay Rent and all other amounts payable to Lessor under the Lease and otherwise perform all of its obligations thereunder, until such time as Lessee causes the Equipment to be in Eligible Condition, or Lessor elects to terminate the Lease in its sole discretion. The Equipment shall be in "Eligible Condition" upon its return to Lessor if each of the following conditions is satisfied: (I) The Equipment is in good working order (normal wear and tear excepted) and is capable of performing all functions that such Equipment could perform when delivered to Lessee; (ii) The Equipment as returned includes (a)all engineering modifications, (b) hardware Upgrades, (c) software required by the manufacturer to operate the Equipment, (d) software upgrades, and (e) other alterations required by the manufacturer for maintenance eligibility during the term of the Lease; (iii) The Equipment includes only Components and other parts from the manufacturer or an authorized supplier, (iv) If maintenance of the Equipment has been provided under a service contract, the Equipment is certified as eligible for a service contract by the manufacturer of the Equipment or by a service organization satisfactory to Lessor, and (v) If Lessee has, with Lessors consent, been maintaining the Equipment without a third-party service contract, the Equipment is determined by Lessor, in its reasonable discretion, to be eligible for a service contract. Lessee shall arrange or pay for such inspection and any repairs or modifications as are required to cause the Equipment to be in Eligible Condition.

11. INDEMNITY. Except for claims arising solely from the gross negligence or wilfull misconduct of Lessor, any Assignee or Secured Party, Lessee shall indemnify and hold Lessor, any Assignee and any Secured Party harmless from and against any and all losses, claims, costs, expenses, damages and liabilities, including reasonable attorney's fees and expenses, of any kind or nature incurred by any such person arising out of or in connection with (1) the Lease, including but not limited to any Event of Default, or (ii) the ownership, selection, possession, leasing, operation, use, maintenance, or transportation of the Equipment.

12. INSURANCE AND RISK OF LOSS. Lessee shall insure the Equipment and, at its own expense, carry all-risk and public liability insurance during the term of each Lease in amounts customarily insured against in similar circumstances on similar equipment, all to the reasonable satisfaction of Lessor. Such insurance policies shall name Lessor, any Assignee and any Secured Party as additional insureds and loss payees, as their respective interests may appear. Any amounts received by Lessor with respect to such insurance shall be credited against Lessee's obligations hereunder. Lessee shall furnish, upon request by Lessor, evidence of such insurance, which shall provide for 30 days prior notice to Lessor and any-Assignee and Secured Party of any alteration or cancellation thereof.

     Lessee hereby assumes the entire risk of loss and damage, of the Equipment from any cause whatsoever, whether or not insured against, from the date of delivery to Lessee to the date of return to Lessor. In the event of any such loss or damage, the Lease shall continue in full force and effect without any modification of reduction of any obligation of Lessee thereunder. In the event of any loss or damage to the equipment, Lessee shall: () if, in the reasonable opinion of Lessee, the item of Equipment can be repaired, place the same in good repair, condition and working order to the reasonable satisfaction of Lessor within 90 days of such loss or damage; or (ii) if, in the reasonable opinion of Lessee, any such item is lost, destroyed or damaged beyond repair (an "Event of Loss"), Lessee shall either. (A) promptly pay to Lessor or its designee, on the next Rent Payment Date, or in any event no later than thirty (30) days thereafter, but only if all Rent due hereunder is kept current, an amount equal to all accrued and unpaid Rent with respect to such item as of the date of the Event of Loss, plus the Casualty Value of such item as of the date of the Event of Loss, as set forth in the applicable Equipment Schedule. Upon such payment, the Lease shall terminate solely with respect to such item of Equipment or (B) substitute an item of equipment within 30 days of the Event of Loss, which shall, in the reasonable opinion of Lessor, have substantially the same features, and the same estimated residual value as of the end of the Initial Term of the Lease as the replaced item of Equipment. In such event, Lessee shall, at its sole cost and expense, furnish Lessor with a warranty bill of sale satisfactory to Lessor covering such item of equipment and take such other action as Lessor, any Assignee or any Secured Party may reasonably request in order to effect such substitution and protect fully their interests in the substituted item of Equipment

13. DEFAULT. The occurrence of any one or more of the following events shall constitute a default under a Lease (an "Event of Defautt"): (a) default by Lessee in the payment of any installment of Rent or any other amount payable by Lessee under such Lease when due, if such default continues for a period of 10 days after written notice from Lessor, or (b) material default by Lessee in the performance of any other term, covenant or condition of such Lease or the inaccuracy in any material respect of any representation or warranty made by the Lessee in such Lease or in any document or certificate furnished to the Lessor In connection therewith, if such default or inaccuracy is not cured within 15 days after written notice from Lessor, or (c) with respect to (I) the filing of any involuntary petition against Lessee, or the filing of a petition or any other affirmative act by Lessee, under any bankruptcy, reorganization, insolvency, liquidation, dissolution or moratorium law, or any other law for the relief of debtors, or (ii) the appointment of any trustee, receiver or liquidator of Lessee for all or any substantial part of the properties of Lessee, unless such appointment is set aside within 60 days (the provisions of this subsection (c) shall also be applicable to any guarantor of any Lease); or
(d) the default by Lessee under any other Lease.

     Upon the occurrence of any Event of Default, Lessor, at its option, may declare the Lease and every other Lease to which Lessee is then a party to be in default. Lessee shall, without further demand, immediately pay Lessor an amount equal to all accrued and unpaid Rent for each item of Equipment then leased by Lessee under each and every Lease PLUS as liquidated damages and not as a penalty, an amount equal to the aggregate of Rent Payments remaining under all Leases, discounted at the rate of 6.0% (six percent) per annum, PLUS all costs of enforcement and collection, including reasonable attorneys fees and expenses (the "Default Payment"). Interest shall accrue on the Default Payment from the date due until the date paid at the rate of 18% per annum or the maximum rate permitted by law, whichever is less. Lessor may elect, at its option and in its sole discretion to: (a) Take possession of the Equipment and (I) lease the Equipment or any portion thereof, on such terms and to such persons as Lessor shall reasonably elect, or (ii) sell the Equipment or any portion thereof at public or private sale in bulk or in parcels and with or without notice and without demand or notice of intention to sell; and apply the proceeds of any such lease or sale, after deducting all costs and expenses incurred in connection with the recovery, repair, storage, leasing and sale of the Equipment, in payment of the Default Payment, with the Lessee remaining responsible for any deficiency; (b) Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of the Lease or to recover damages for breach of the Lease.

     Lessor may take possession of any or all of the Equipment wherever it may be located, without incurring any liability to Lessee for any damages occasioned by such action. Lessor may require Lessee to return the Equipment in accordance with Section 10. In the event Lessor takes possession of the Equipment, Lessor shall make commercially reasonable efforts to mitigate its damages and Lessee agrees that Lessors proceeding in accordance with the remedies in Section (a) or
(b) of the preceding paragraph shall be sufficient effort for such purposes. No remedy referred to in this Section 13 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. Lessee shall be liable, and shall promptly reimburse Lessor, for all costs and expenses, including reasonable legal fees and expenses, incurred by reason of any Event of Default or the exercise or enforcement of any of Lessors remedies, or otherwise arising from or related in any way to the Lease, including but not limited to all fees and costs incurred in any bankruptcy or insolvency proceedings involving or concerning Lessee or the Lease. Lessee agrees that, upon any Event of Default, Lessee will cease and refrain from further use of all software described on any Equipment Schedule.

14. MISCELLANEOUS. There are no agreements or understandings, written or oral, between Lessor and Lessee with respect to the Equipment, other than as set forth herein and in each Equipment Schedule, and this Master Lease and each Equipment Schedule contains the entire agreement between Lessor and Lessee with respect to each Lease. Neither this Master Lease nor any Equipment Schedule may be altered, modified, terminated or discharged except by a writing signed by the duly authorized representatives of Lessor and Lessee.

     No omission or delay by Lessor at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Lessee at any time designated, shall be a waiver of any such right or remedy to which Lessor is entitled, nor shall it in any way affect the right of Lessor to enforce such provisions thereafter.
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     Each LEASE shall be binding upon and shall inure to the benefit of Lessor,
Lessee and their respective successors, legal representatives and assigns, except, in the case of any Secured Party, to the extent set forth in Section 6 hereof.

     All agreements, representations and warranties of Lessee contained in this Master Lease, any Equipment Schedule or in any document delivered in connection herewith shall be for the benefit of Lessor and any Assignee or Secured Party and shall survive the expiration or other termination of this Master Lease or any Lease.

     All notices, demands and requests sent to either party shall be in writing and given by depositing the same in United States mail, postage prepaid, registered or certified mail with return receipt requested, by overnight courier service or by facsimile transmission ("FAX"), to the address or FAX number for such party set forth on the Equipment Schedule or at such other address or FAX number as may be subsequently submitted in accordance with the provisions of this section. All such notices, demands and requests shall be effective on receipt.

     THIS MASTER LEASE AND EACH LEASE AND ALL MATTERS RELATING THERETO OR ARISING THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED FOR ALL PURPOSES UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS PROVISIONS REGARDING CONFLICTS OF LAWS.

     In the event any one or more of the provisions of this Master Lease and/or any Lease shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Master Lease and/or such Lease shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     This Master Lease and any Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. To the extent that a Lease constitutes chattel paper (as such term is defined in the UCC), no security interest in the Lease may be created through the transfer or possession of any counterpart other than the counterpart marked "Original". All other counterparts shall be marked "Duplicate".

     Lessee agrees to 1) do or perform such further acts, and 2) with the costs thereof to be shared equally between Lessor and Lessee, to execute, deliver, and file or record such additional certificates, instruments and other documents to effect the purposes of this Master Lease and any Lease hereunder, to complete and evidence the transactions contemplated hereby, or to protect the title, interest and rights of Lessor, or any Assignee or Secured Party, in any Equipment or in any Lease. Lessor is hereby authorized by Lessee to prepare, execute on behalf of Lessee, and record or file in Lessee's name this Lease, Uniform Commercial Code financing statements or other instruments, deemed reasonably necessary by Lessor for the purpose of perfecting the interests of Lessor, any Assignee or Secured Party in the Equipment. Lessee shall, at Lessor's request, promptly provide Lessor with certified resolutions with respect to the transactions contemplated hereby and such other matters, and shall also supply such other documents as Lessor may reasonably request.

     TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION, LESSEE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LESSOR ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THE LEASE OR THE EQUIPMENT OR THE OBLIGATIONS OF THE PARTIES HERETO.

     IN WITNESS WHEREOF, the parties hereto have executed this Master Lease on OR AS of the day and year first above written.


SIGNATURE EYEWEAR, INC.                    OLIVER-ALLEN CORPORATION
as lessee                                  as lessor

By:   Julie Heldman                        By:    ILLEGIBLE
    -----------------------------              ----------------------------
Title:   President                         Title:  Vice President
       --------------------------                 -------------------------
Federal Tax ID #:    ILLEGIBLE
                  ---------------

                                    SIGNATURE
                                     EYEWEAR

                                   INCUMBENCY

               (NOTE: CORPORATE SEAL REQUIRED ON ALL CORPORATIONS)

The undersigned, being duly elected and acting as CEO of SIGNATURE EYEWEAR, INC. ("Lessee"), does hereby certify that the person(s) listed below is(are) duly authorized reprensentative(s) of the Lessee in the capacity set forth opposite his/her(their) name(s) and that his/her(their) signature(s) are true and correct as of the date hereof, have proper corporate power and authority to execute and deliver the Master Lease dated and effective as of March 1, 1999 between Lessee and OLIVER-ALLEN CORPORATION ("OAC") and, until Lessee otherwise notifies OAC in writing, any Equipment Schedules pursuant thereto and the documents required thereunder.

    NAME                 TITLE                SAMPLE SIGNTURE
    ----                 -----                ---------------
Michael Prince            CFO                /s/ Michael Prince


I hereby attest that this information is true and correct as of this 24th day of July 2000.


                                    By:  /s/ Bernard Weiss
                                        ----------------------------
                                    Name:  Bernard Weiss
                                          --------------------------
                                    Title:  CEO
                                           -------------------------
                                    Must be attested by the CEO of your company.
                                    In the event the CEO will be an incumbent
                                    (i.e., will be signing lease documents),
                                    another officer of your company must attest.



"Affix Corporate Seal Here"

                                   INCUMBENCY

                    (To be typed on your company letterhead)

               (NOTE: CORPORATE SEAL RECUIRED ON ALL CORPORATIONS)

The undersigned, being duly elected and acting as Secretary of SIGNATURE EYEWEAR, INC. ('Lessee"), does hereby certify. that the person(s) listed below
Were) duly authorized representative(s) of the Lessee in the capacity set forth opposite his/her(their) name(s) and that his/her(their) signaturels) are true and correct as of the date hereof, have proper corporate power and authority to execute and deliver the Master Lease dated and effective as of March 1, 1999 between Lessee and OLIVER-ALLEN CORPORATION ("OAC") and, until Lessee otherwise notifies OAC in writing, any Equipment Schedules pursuant thereto and the documents required thereunder.

    NAME                 TITLE                SAMPLE SIGNTURE
    ----                 -----                ---------------
Michael Prince            CFO                /s/ Michael Prince

George Aba             Controller            /s/ George Aba

I hereby attest that this information is true and correct as of this 8th day of March, 19__.


                                    By:  /s/ Julie Heldman
                                        ----------------------------
                                    Name:  Julie Heldman
                                          --------------------------
                                    Title:  Secretary
                                           -------------------------
                                    Must be attested by the Secretary of your
                                    company. In the event the Secretary will be
                                    an Incumbent (i.e., will be signing lease
                                    documents), another officer of your company
                                    must attest.




"Affix Corporate Seal Here"

SIGNATURE EYEWEAR

OLIVER ALLEN OPERATING LEASE

MINIMUM LEASE PAYMENTS

                                                                                                  PROJECTED
   EQPT  SCH     SCH        MONTHLY     SALES                            ACTUAL    --------------------------------------
   SCH#  DATE    AMOUNT      RENT        TAX   TERMS      PERIOD         FY 99      FY 00      FY 01      FY 02    FY 03     TOTAL
------------------------------------------------------------------------------------------------------------------------------------
    1   6/1/99  1,452,885  34,840.18  1,907.51  42    3/1/99-8/31/2002  293,982    440,972    440,972    367,477           1,543,403
AF  2                       3,090.92            42    6/1/99-8/31/2002   15,454     37,091     37,091     30,909             120,545
AF  2                    UPFRONT TAX  5,143.69                            5,144                                                5,144
                         ON 3,090.92                                    -------    -------    -------    -------  -------  ---------
                                                                        314,579    478,063    478,063    398,386      --   1,669,092
                                                                        =======    =======    =======    =======  =======  =========


    3   9/1/99    887,734  21,349,69    938.34  42   6/1/99-11/30/2002  111,440    267,456    267,456    267,456   22,288    936,097
AF  4                       1,581.93            42   9/1/99-11/30/2002    3,164     18,983     18,983     18,983    1,582     61,695
AF  4                    UPFRONT TAX  1,094.08                            1,094                                                1,094
                         ON 1,581.93                                    -------    -------    -------    -------  -------  ---------
                                                                        115,698    286,440    286,440    286,440   23,870    998,886
                                                                        =======    =======    =======    =======  =======  =========


    5  12/1/99  1,222,668  29,662.91  1,179.97  42    9/1/99-2/28/2003   61,686    370,115    370,115    123,372  123,372  1,295,401
AF  6                       2,319.13            42  2/1/2000-2/28/2003              18,553     27,830     27,830   23,191     97,403
AF  6                    UPFRONT TAX  2,037.07                            2,037                                                2,037
                         ON 2,319.13                                    -------    -------    -------    -------  -------  ---------
                                                                         63,723    388,668    397,944    397,944  146,563  1,394,841
                                                                        =======    =======    =======    =======  =======  =========


AF  7   7/1/00    799,732  19,441.49  1,603.91  42    12/1/99-6/1/2003             188,609    242,943    242,943  141,715    816,210
    8                       1,549,92    127.87  42     7/1/00-6/1/2003               6,711     20,133     20,133   11,745     58,723
                                                                                   -------    -------    -------  -------  ---------
                                                                                   195,320    263,077    263,077  153,460    874,933
                ---------                                               -------  ---------  ---------  ---------  -------  ---------
                4,363,019                                               494,000  1,348,490  1,425,524  1,345,847  323,892  4,937,753
                =========                                               =======  =========  =========  =========  =======  =========

         FIRST AMENDED AND RESTATED LEASE PAYMENT RESTRUCTURE AGREEMENT
         --------------------------------------------------------------

     This First Amended and Restated Lease Payment Restructure Agreement (the "Agreement") is dated as of September 17, 2002 by and among Wells Fargo Equipment Finance, Inc. ("WFEFI"), Oliver-Allen Corporation, a California corporation ("Oliver-Allen") and Signature Eyewear, Inc., a California corporation ("Lessee").


                                    RECITALS

     A. Oliver-Allen as lessor and Lessee as lessee entered into that certain Master Lease dated as of March 1, 1999 ("Master Lease").

     B. Oliver-Allen as lessor and Lessee as lessee have also entered into the following Equipment Schedules:

     (i) Equipment Schedule No. 1 dated June 1, 1999 for basic monthly rent of $34,840.18 for a term of 42 months;

     (ii) Equipment Schedule No. 2 dated June 1, 1999 for basic monthly rent of $3,090.92 for a term of 42 months;

     (iii) Equipment Schedule No. 3 dated September 1, 1999 for basic monthly rent of $21,349.69 for a term of 42 months;

     (iv) Equipment Schedule No. 4 dated September 1, 1999 for basic monthly rent of $1,581.93 for a term of 42 months;

     (v) Equipment Schedule No. 5 dated December 1, 1999 for a basic monthly rent of $29,662.91 for a term of 42 months;


     (vi) Equipment Schedule No. 6 dated December 1, 1999 for a basic monthly rent of $2,319.13 for a term of 42 months;

     (vii) Equipment Schedule No. 7 dated July 1, 2000 for a basic monthly rent of $19,441.49 for a term of 42 months; and

     (viii) Equipment Schedule No. 8 dated July 1, 2000 for a basic monthly rent of $1.549.92 for a term of 42 months.

     Each of the above Equipment Schedules constitutes a "true" lease and is not a transaction intended for security purposes.

     C. Oliver-Allen has duly assigned all of its rights to receive payments from the Lessee with respect to Equipment Schedule No. 3, Equipment Schedule No. 4, Equipment Schedule No. 5 and Equipment Schedule No. 6 described above except for the last monthly payment, which has been prepaid by Lessee subject to the terms of the Lease and Oliver-Allen has granted to WFEFI a security interest in all of Oliver-Allen's interest in those Equipment Schedules and the equipment covered thereby together with all substitutions and replacements to secure payment thereof. Oliver-Allen continues to hold all rights of lessor with respect to Equipment Schedules No. 1, 2, 7 and 8.

     D. On September 6, 2001, the Lessee acknowledged that it was in default under the Equipment Schedules by failing to make the required monthly rent payments due for May, June and July, 2001; and the Lessee, Olivcr-Allen, and WFEFI entered into a Lease Payment Restructure Agreement (the "9/6/01 Restructure Agreement").

     E. The Lessee acknowledges that it is in default under the 9/6/01 Restructure Agreement by failing to make the required monthly rent payment for August, 2002.

     F. The Lessee has requested that Oliver-Allen and WFEFI again restructure the rental obligations of the Lessee under the 9/6/01 Restructure Agreement, including the past due amount for August, 2002.

     G. Both Oliver-Allen and WFEFI are willing to restructure the payments owing under the 9/6/01 Restructure Agreement subject to the terms and conditions and to the extent specified in this Agreement.

     WHEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Oliver-Allen, WFEFI and the Lessee hereby agree as follows:

                                    AGREEMENT

     1. PRESERVATION OF EXISTING RIGHTS. Except to the extent expressly modified by this Agreement, all of the terms and conditions of the Master Lease, each of the Equipment Schedules and all related documents and agreements shall remain in full force and effect in accordance with their original tenor. Without limitation of the foregoing, the Lessee hereby acknowledges that nothing in this Agreement shall in any way limit its obligations to perform each and every term and condition set forth in the Master Lease and all Equipment Schedules in accordance with their terms as of the date hereof, except to the extent of the alteration in the lease payments specified in Section 3 below. The terms of the Lease and Equipment Schedules shall apply for so long as any obligations remain outstanding.

     2. NO OTHER DEFAULTS. The Lessee represents and warrants that no defaults or events of defaults have occurred under the terms of the 9/6/01 Restructure Agreement, except for the payment default referenced in Recital

E hereto. The Lessee further hereby reaffirms all of the representations and warranties set forth in the Master Lease for the benefit of Oliver-Allen and WFEFI, respectively, as of the date hereof.

     3. RESTRUCTURED PAYMENTS. Subject to the terms and conditions of this Agreement (including Section 11) and without limitation of any rights and remedies set forth in the Master Lease or Equipment Schedules or this Agreement following the occurrence of an Event of Default defined in Section 8 hereinbelow, WFEFI and Oliver Allen agree that the basic monthly rental payments for each of the Equipment Schedules shall be restructured as specified below commencing September 2002:

     (i) Basic monthly rent on Equipment Schedule No. 1 shall be $12,716.67 for three (3) consecutive months, $19,075.00 for six
               (6) consecutive months, $25,433.33 for nine (9) consecutive months and $22,044.29 for the last monthly payment.

     (ii) Basic monthly rent on Equipment Schedule No. 2 shall be $1,128.19 for three (3) consecutive months, $1,692.28 for six (6) consecutive months, $2,256.37 for nine (9) consecutive months and $1,955.71 for the last monthly payment.

     (iii) Basic monthly rent on Equipment Schedule No. 3 shall be $7,755.50 for three (3) consecutive months, $11,633.25 for six (6) consecutive months and $15,511.00 for the remaining fourteen (14) consecutive months.

     (iv) Basic monthly rent on Equipment Schedule No. 4 shall be $574.50 for three (3) consecutive months, $861.75 for six (6) consecutive months and $1,149.00 for the remaining fourteen (14) consecutive months.

     (v) Basic monthly rent on Equipment Schedule No. 5 shall be $10,775.08 for three (3) consecutive months, $16,162.61 for six
               (6) consecutive months and $21,550.15 for the remaining eighteen
               (18) consecutive months.

     (vi) Basic monthly rent on Equipment Schedule No. 6 shall be $842.43 for three (3) consecutive months, $1,263.64 for six (6) consecutive months and $1,684.85 for the remaining eighteen (18) consecutive months.

     (vii) Basic monthly rent on Equipment Schedule No. 7 shall be $7,096.15 for three (3) consecutive months, $10,644.22 for six (6) consecutive months and $14,192.29 for the remaining twenty-seven
               (27) consecutive months.

     (viii) Basic monthly rent on Equipment Schedule No. 8 shall be $565.72 for three (3) consecutive months, $848.58 for six (6) consecutive months and $1,131.44 for the remaining twenty-seven (27) consecutive months.

     Nothing in this Agreement shall in any way affect the obligations of the Lessee with respect to taxes, late charges and other amounts that may be required from time to time under the terms of the Master Lease and Equipment Schedules, other than the Basic Monthly Rental Payment as specified herein. Payments shall continue to be due on the same day of each month as the date in this month that this Agreement is executed.

     4. FORBEARANCE FEE. In consideration of this Agreement, Lessee shall pay WFEFI $80,000 as a fee and not in the reduction of basic monthly rent due under the Master Lease and Equipment Schedules in four installments payable in the following amounts and on the following dates:

     (i)       $5,440.00 on March 1, 2004

     (ii)      $5,440.00 on April 1, 2004

     (iii)     $5,440.00 on May 1, 2004

     (iv)      $5,440.00 on June 1, 2004

     (v)       $8,640.00 on July, 1, 2004

     (vi)      $3,200.00 on August 1, 2004

     (vii)     $3,200.00 on September 1, 2004

     (viii)    $3,200.00 on October 1, 2004

     (ix)      $7,680.00 on November 1, 2004

     (x)       $4,480.00 on December 1, 2004

     (xi)      $4,480.00 on January 1, 2005

     (xii)     $4,480.00 on February 1, 2005

     (xiii)    $4,480.00 on March 1, 2005

     (xiv)     $2,880.00 on August 1, 2005

     (xv)      $2,880.00 on September 1, 2005

     (xvi)     $2,880.00 on October 1, 2005

     (xvii)    $2,880.00 on November 1, 2005

     (xviii)   $2,880.00 on December 1, 2005


     5. ADDITIONAL COVENANTS OF THE LESSEE. In consideration of this Agreement, in addition to all other covenants of the Lessee contained in the Master Lease and Equipment Schedules and related agreements and documents, the Lessee also covenants to execute such additional and further documents as WFEFI and/or OliverAllen shall request to establish their respective ownership rights in the Equipment as that term is defined in the Master Lease and Equipment Schedules, respectively, including the use by the Lessee of its best efforts to obtain such additional agreements from any third party as either WFEFI or Oliver-Allen respectively shall determine to be necessary or appropriate in its respective sole discretion. Also, the Lessee agrees that it will not engage in any merger restructuring or sale of substantially all of the assets of its business without the prior written consent of both Oliver-Allen and WFEFI.

     6. FINANCIAL STATEMENTS. The Lessee shall provide monthly unaudited financial statements to WFEFI and Oliver-Allen for each calendar month and year-to-date not later than 45 days after the conclusion of each calendar month, commencing October 15, 2002 for the month of August. Lessee shall also provide to WFEFI and Oliver-Allen contemporaneously copies of all financial statements and disclosures provided from time to time to Lessee's senior lender.

     7. NOTICE OF EVENT OF DEFAULT. Lessee agrees to notify WFEFI and Oliver-Allen in writing immediately of the existence of any default or event of default under the terms of its senior lending facility at any time prior to payment in full of all of the obligations evidenced by the Master Lease and Equipment Schedules.

     8. REIMBURSEMENT OF EXPENSES. Lessee agrees to reimburse Oliver-Allen and WFEFI for all expenses incurred in connection with the negotiation and drafting of this Agreement. The foregoing shall in no way affect, limit or impair the right of WFEFI and Oliver-Allen to reimbursement of legal fees (without duplication) pursuant to the terms of the Master Lease and the Equipment Schedules.

     9. EVENTS OF DEFAULT. The occurrence of one or more of the following shall constitute an Event of Default within the meaning of this Agreement:

     (a) The Lessee shall fail to observe or abide by any term or condition of this Agreement;

     (b)  Any representation made by the Lessee herein is materially false;

     (c) An Event of Default shall occur and the Lessee's existing senior lending facility or in any replacement senior lending facility which in the sole judgment of WFEFI and/or OliverAllen could materially interfere with the ability of the Lessee to conduct its business or to perform the terms of this Agreement; and

     (d) The Lessee shall fail to abide by any of the terms and conditions of the Master Lease or Equipment Schedules and/or related documents, other than as expressly modified or amended herein.

     (e) Lessee shall fail to enjoy the services of Michael Prince as Chief Financial Officer.


     10. EFFECT OF EVENT OF DEFAULT. Upon the occurrence of an Event of Default. WFEFI and Oliver-Allen shall each be entitled to exercise all rights and remedies under their respective Equipment Schedules and the Master Lease and related documents, including without limitation, the right to accelerate the obligations evidenced thereby.

Nothing herein shall in any way affect, limit or impair all of the rights and remedies of WFEFI and/or Oliver-Allen under the terms of the foregoing agreements and documents or under applicable law.

     11. POWER OF ATTOMEY. Without limiting any power of attorney granted to WFEFI and/or OliverAllen in the Master Lease, the Lessee hereby grants to Oliver-Allen and WFEFI, respectively, an irrevocable power of attorney to execute such documents or agreements as WFEFI or Oliver-Allen respectively shall determine to be reasonable or necessary in order to effect a transfer of all Lessee's right, title and interest in and to the Equipment (other than the rights of Lessee contemplated by the Master Lease and Equipment Schedules) to WFEFI and/or Oliver-Allen respectively.

     12. MANDATORY PREPAYMENT. In the event that Lessee refinances its asset based credit facility at any time during this Agreement and the replacement senior credit facility has an average interest rate of prime plus two (2) percent per annum or less, then Lessee agrees thereafter to pay basic monthly rent in an amount unreduced by this Agreement.

     13. RELEASE. The Lessee hereby releases WFEFI and Oliver-Allen together with their respective officers, directors, agents and attorneys of and from all claims, demands, causes of action, liability, losses, costs, damages, known or unknown, accrued or unaccrued, absolute or contingent, and from all acts and omissions from the beginning of time through the date of this Agreement as a result of or related in any way to the transactions evidenced by the Master Lease and the Equipment Schedules or any acts or omissions of the foregoing individuals or entities made in connection therewith or related thereto.

     14. INTEGRATION/CHOICE OF LAW. This Agreement and the agreements referred to herein as they modify the Master Lease and Equipment Schedules and related documents constitute the complete agreement of the parties and may not be modified, waived or changed, except by a writing signed by all parties. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not effect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. WFEFI and Oliver-Allen respectively consent to modifications contained in this Agreement for the benefit or each other. This Agreement is binding upon the parties and their respective successors and assigns and shall be governed by the substantive laws of the State of Minnesota.

     15. LEGAL ADVICE. The Lessee hereby warrants and represents to WFEFI and Oliver-Allen that it has consulted with and received advice from legal counsel of its choice with respect to this Agreement and the documents related hereto or has had the opportunity to consult with legal counsel of its choice and has made its own decision not to consult legal counsel. Without limiting the generality of the foregoing, the Lessee acknowledges that it has legal and business options available to it other than the execution and delivery of this Agreement and the documents related hereto and has decided to execute and deliver said Agreement voluntarily and without duress.

     16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and when so executed by all parties shall be effective as though all parties had signed one single document. Each of the parties hereby authorizes the other parties to accept a telefax signature page as an original for purposes of creating a binding agreement.

     1N WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.



WELLS FARGO EQUIPMENT FINANCE, INC.          OLIVER-ALLEN CORPORATION INC.

By:                                          By:   ILLEGIBLE
     ------------------------                     --------------------------
Its:                                         Its:  Senior Vice President
     ------------------------

                                             SIGNATURE EYEWEAR, INC.

                                             By:   Michael Prince
                                                  --------------------------
                                             Its:  Chief Financial Officer